August 5, 2008

Mr. Michael D. Tucci
80 Dogwood Lane
Rye, New York 10580

Re:	Employment Agreement Amendment

Dear Michael:

This Letter Agreement confirms the understanding reached between you and Coach, Inc., a Maryland corporation (the “Company”), regarding the terms of your continued employment with the Company. This Letter Agreement constitutes an amendment to that certain Employment Agreement by and between you and the Company dated as of November 8, 2005 (the “Employment Agreement”). This Letter Agreement is effective August 5, 2008. Capitalized terms used in this Letter Agreement and not defined herein shall have the meaning given such terms in the Employment Agreement.

1.
Employment Agreement Term. You and the Company acknowledge and agree that, notwithstanding anything to the contrary in the Employment Agreement, the Initial Term shall end on June 29, 2013 unless earlier terminated as provided in Section 6 of the Employment Agreement.

2.
Annual Base Salary. Effective as of September 1, 2008, your Annual Base Salary shall be payable at a rate of $850,000 per year. For the avoidance of doubt, the Maximum Bonus and Target Bonus with respect to any Coach fiscal year shall be calculated as a percentage of the base salary actually paid to you with respect to such fiscal year.

3.
Retention Options. On August 5, 2008, or if later, the date you execute this Letter Agreement (the “Grant Date”), you shall be granted a number of Retention Options (rounded to the nearest whole number) equal to (a) $3.75 million divided by (b) the product of (i) 60% and (ii) the Fair Market Value (as defined in the Coach, Inc. 2004 Stock Incentive Plan) of a share of Common Stock on the grant date, which shall be evidenced by a Retention Stock Option Agreement to be entered into by and between you and the Company in substantially the form attached hereto as Exhibit B. As set forth in Section 5(c)(ii) of the Employment Agreement, the Retention Options shall have an exercise price equal to the fair market value per share of Common Stock as of the Grant Date and shall have a term of 10 years. The Retention Options shall become exercisable in three cumulative installments as follows: (A) the first installment shall consist of 20% of the shares of Common Stock covered by the Retention Options and shall become vested and exercisable on July 2, 2011, (B) the second installment shall consist of 20% of the shares of Common Stock covered by the Retention Options and shall become vested and exercisable on June 30, 2012 and (C) the third installment shall consist of 60% of the shares of Common Stock covered by the Retention Options and shall become exercisable on June 29, 2013; provided, that, except as otherwise provided in Section 7 of the Employment Agreement or in the applicable Retention Stock Option Agreement, no portion of the Retention Options not then exercisable shall become exercisable following your termination of employment for any reason.

4.
Retention RSUs. On the Grant Date, you shall be granted a number of Retention RSUs (rounded to the nearest whole number) equal to (a) $3.75 million divided by (b) the Fair Market Value (as defined in the Coach, Inc. 2004 Stock Incentive Plan) of a share of Common Stock on the grant date, which shall be evidenced by a Retention RSU Agreement to be entered into by and between you and the Company in substantially the form attached hereto as Exhibit C. The Retention RSUs shall become vested with respect to 20% of the Retention RSUs on each of July 2, 2011 and June 30, 2012 and with respect to 60% of the Retention RSUs on June 29, 2013; provided, that, except as otherwise provided in Section 7 of the Employment Agreement or in the Retention RSU Agreement, no Retention RSUs not then vested shall become vested following your termination of employment.

5.
Competitive Business. You and the Company acknowledge and agree that the list of Competitive Businesses in effect as of August 5, 2008 is attached hereto as Exhibit A, and you and the Company acknowledge and agree that such list may be changed by the Committee in accordance with the terms of the Employment Agreement.

6.	Employment Agreement. You and the Company acknowledge and agree that, except as provided by this Letter Agreement, the Employment Agreement shall remain in full force and effect.

7.
Section 409A. You and the Company acknowledge and agree that, to the extent applicable, this Letter Agreement shall be interpreted in accordance with, and you and the Company agree to use best efforts to achieve timely compliance with, Section 409A of the Internal Revenue Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”), including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of this Letter Agreement to the contrary, in the event that the Company determines that any compensation or benefits payable or provided under this Letter Agreement may be subject to Section 409A, the Company may adopt (without any obligation to do so or to indemnify you for failure to do so) such limited amendments to this Letter Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (a) exempt the compensation and benefits payable under this Letter Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Letter Agreement or (b) comply with the requirements of Section 409A. Notwithstanding anything herein to the contrary, if at the time of your termination of employment you are a “specified employee” as defined in Section 409A (and any related regulations or other pronouncements thereunder) and the deferral of any payments otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company shall defer such payments (without any reduction in such payments ultimately paid or provided to you) until the date that is six months following your termination of employment (or the earliest date as is permitted under Section 409A).

[signature page follows]

2

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it be final and legally binding on you and the Company. This Letter Agreement shall be governed and construed under the internal laws of the State of New York and may be executed in several counterparts.

Very truly yours,

COACH, INC.

By: _________________________________
       Sarah Dunn
       Senior VP, Human Resources

Agreed and Accepted:

____________________________________
Michael Tucci

3

Exhibit A

Competitive Businesses

The following entities, together with their respective subsidiaries, parent entities and other affiliates, have been designated by the Committee as Competitive Businesses as of August 5, 2008: American Eagle Outfitters, Inc.; Burberry Group PLC; Club 21 Retail Holdings Pte. Ltd.; Nike, Inc.; Gap, Inc.; Gucci Group/PPR; J. Crew Group, Inc.; Jones Apparel Group. Inc.; Kenneth Cole Productions, Inc.; Limited Brands, Inc.; Liz Claiborne, Inc.; LVMH Moet Hennessy Louis Vuitton SA; Michael Kors (USA), Inc.; Philips Van Heusen Corporation; Polo Ralph Lauren Corporation; Prada S.p.A.; The Timberland Company; Tommy Hilfiger Corporation; Tory Burch LLC; Tumi, Inc.

Exhibit B

COACH, INC.
2004 Stock Incentive Plan
Retention Option Grant Notice and Agreement

Michael Tucci

Coach, Inc. (the “Company”) is pleased to confirm that you have been granted a stock option (the “Option”), effective as of August 5, 2008 (the “Grant Date”), as provided in this agreement (the “Agreement”). The Option evidenced by this Agreement is the “Retention Option” as defined in that certain Employment Agreement entered into by and between you and the Company effective as of August 5, 2008 (the “Employment Agreement”).

1. Option Right. Your Option is to purchase, on the terms and conditions set forth below, the following number of shares (the “Option Shares”) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), at the exercise price specified below (the “Exercise Price”).

	Number of Option Shares	Exercise Price Per Option Share
Shares Granted	[ ][1]	[ ]

2. Option. This Option is a non-qualified stock option that is intended to conform in all respects with the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which will be supplied to you upon your request, and the provisions of which are incorporated herein by reference. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3. Expiration Date. This Option expires on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), subject to earlier expiration upon your death, disability or other termination of employment, as provided in Section 5 below.

4. Vesting. This Option may be exercised only to the extent it has vested. Subject to Section 5 below, if you are continuously employed by the Company or any of its affiliates (collectively, the “Coach Companies”) from the Grant Date until (a) July 2, 2011, this Option will vest with respect to 20% of the Option Shares as of such date, (b) June 30, 2012, this Option will vest with respect to 20% of the Option Shares as of such date, and (c) June 29, 2013, this Option will vest with respect to the remaining 60% of the Option Shares as of such date.

1  Number (rounded to the nearest whole number) equal to (a) $3.75 million divided by (b) the product of (i) 60% and (ii) the Fair Market Value (as defined in the Coach, Inc. 2004 Stock Incentive Plan) of a share of Common Stock on the Grant Date.

5. Termination of Employment.

(a) Death or Disability. If you cease active employment with the Company because of your death or “Disability” (as defined in the Employment Agreement), any portion of this Option that is not vested and exercisable as of the date of such termination shall thereupon be forfeited; provided, that in the alternative the Human Resources Committee (the “Committee”) of the Company’s Board of Directors may, in its sole discretion, cause all or any portion of this Option then held by you to become vested and exercisable effective as of the date of such termination. In the event that your employment terminates due to your death or Disability, the last day on which any vested Options may be exercised shall be the earlier of (i) the Expiration Date, or (ii) the fifth anniversary of your death or Disability.

(b) Termination without Cause or for Good Reason. Except as otherwise provided in Section 5(d) with respect to certain terminations of employment in connection with a Change in Control, if your employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or by you for “Good Reason” (as defined in the Employment Agreement), then (i) any portion of this Option that is not vested and exercisable as of the date of such termination shall continue to become exercisable as of the dates set forth in Section 4 and (ii) the last day on which this Option may be exercised shall be the Expiration Date.

(c) Termination for Cause or without Good Reason. If your employment is terminated by the Company for Cause or by you without Good Reason (including without limitation by reason of your retirement), then (i) any portion of this Option that is not vested and exercisable as of the date of such termination shall thereupon be forfeited and (ii) the vested portion of this Option shall terminate (A) if your employment is terminated by the Company for Cause, then this Option shall terminate on the date your employment terminates, (B) if your employment is terminated by you without Good Reason (including without limitation by reason of your retirement) prior to June 29, 2013, then this Option shall terminate on the earlier of (x) the Expiration Date, or (y) the 90th day following the date of your termination of employment, or (C) if your employment is terminated by you without Good Reason (including without limitation by reason of your retirement) on or following June 29, 2013, then this Option shall terminate on the Expiration Date.

(d) Certain Terminations of Employment in connection with a Change in Control. Notwithstanding Section 5(b), if your employment is terminated by the Company without Cause or by you for Good Reason within six months prior to a “Change in Control” (as defined in the Employment Agreement) or during the 12 month period immediately following such Change in Control, then (i) this Option shall become fully vested and exercisable with respect to all shares subject thereto effective immediately prior to the date of such termination, and (ii) the last day on which this Option may be exercised shall be the Expiration Date.

6. Exercise. This Option may be exercised (subject to the restrictions contained in this Agreement) in whole or in part for the number of shares specified in a verbal or written notice that is delivered to the Company or its designated agent and is accompanied by full payment of the Exercise Price for such number of Option Shares in cash, or by surrendering or attesting to the ownership of shares of Common Stock, or a combination of cash and shares of Common Stock, in an amount or having a combined value equal to the aggregate Exercise Price for such Option Shares. In connection with any payment of the Exercise Price by surrender or attesting to the ownership of shares of Common Stock, proof acceptable to the Company shall be submitted upon request that such previously acquired shares have been owned by you for at least six (6) months prior to the date of exercise.

7. Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, this Option shall be subject to Section 11 of the Employment Agreement. Accordingly, if you (a) violate any of the covenants set forth in Section 9(a) or 9(b) of the Employment Agreement, or (b) materially violate any of the covenants set forth in Section 9(c), 9(e) or 9(f) of the Employment Agreement, then pursuant to Section 11 of the Employment Agreement, then (i) any portion of this Option that has not been exercised prior to the date of such breach shall thereupon be forfeited and (ii) you shall be required to pay to the Company the amount of all Retention Option Gain (as defined in the Employment Agreement). You shall also be required to pay to the Company the amount of all Retention Option Gain upon the occurrence of those certain events described in Section 11(b) of the Employment Agreement.

8. Rights as a Stockholder. You will have no right as a stockholder with respect to any Option Shares until and unless ownership of such Option Shares has been transferred to you.

9. Option Not Transferable. This Option will not be assignable or transferable by you, other than by a qualified domestic relations order or by will or by the laws of descent and distribution, and will be exercisable during your lifetime only by you (or your legal guardian or personal representative). If this Option remains exercisable after your death, subject to Sections 1, 5 and 6 above, it may be exercised by the personal representative of your estate or by any person who acquires the right to exercise such Option by bequest, inheritance or otherwise by reason of your death.

10. Transferability of Option Shares. Option Shares generally are freely tradable in the United States. However, you may not offer, sell or otherwise dispose of any Option Shares in a way which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other country) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any other state or federal law, or the laws of any other country. The Company reserves the right to place restrictions required by law on Common Stock received by you pursuant to this Option.

11. Conformity with the Plan. This Option is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement and the Plan.

12. No Rights to Continued Employment. Nothing in this Agreement confers any right on you to continue in the employ of the Coach Companies or affects in any way the right of any of the Coach Companies to terminate your employment at any time with or without cause.

13. Miscellaneous.

(a) Amendment or Modifications. The grant of this Option is documented by the minutes of the Committee, which records are the final determinant of the number of shares granted and the conditions of this grant. The Committee may amend or modify this Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option, provided that no such amendment or modification shall directly or indirectly impair or otherwise adversely affect your rights under this Agreement without your prior written consent. Except as in accordance with the two immediately preceding sentences, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

(b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement shall be governed by the internal laws of the State of New York, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in New York, New York and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law. Notwithstanding the foregoing, any matter also covered by, or dependent upon any interpretation under, the Employment Agreement shall be resolved pursuant to the arbitration provisions of Section 20 thereof.

(c) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns and heirs and legal representatives of the parties hereto whether so expressed or not.

(d) Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14. Section 409A. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may adopt (without any obligation to do so or to indemnify you for failure to do so) such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (b) comply with the requirements of Section 409A. Notwithstanding anything herein to the contrary, if at the time of your termination of employment you are a “specified employee” as defined in Section 409A (and any related regulations or other pronouncements thereunder) and the deferral of any payments otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company shall defer such payments (without any reduction in such payments ultimately paid or provided to you) until the date that is six months following your termination of employment (or the earliest date as is permitted under Section 409A).

[signature page follows]

In witness whereof, the parties hereto have executed and delivered this agreement.

COACH, INC.

______________________________________________
Sarah Dunn
Senior Vice President, Human Resources

Date: August 5, 2008

I acknowledge that I have read and understand the terms and conditions of this Agreement and of the Plan and I agree to be bound thereto.

OPTIONEE:

______________________________________________
Michael Tucci

Employee ID#: ________________________________________

Date: August 5, 2008

EXHIBIT C

COACH, INC.
2004 Stock Incentive Plan
Retention Restricted Stock Unit Award Grant Notice and Agreement

Michael Tucci

Coach, Inc. (the “Company”) is pleased to confirm that you have been granted a restricted stock unit award (the “Award”), effective as of August 5, 2008 (the “Award Date”), as provided in this agreement (the “Agreement”) pursuant to the Coach, Inc. 2004 Stock Incentive Plan (the “Plan”). The restricted stock units (“RSUs”) subject to this Award are the “Retention RSUs” as defined in that certain Employment Agreement entered into by and between you and the Company effective as of August 5, 2008 (the “Employment Agreement”).

1. Award. Subject to the restrictions, limitations and conditions as described below, the Company hereby awards to you as of the Award Date:

[    ]2  RSUs

which are considered Awards of Restricted Stock under the Plan. Each RSU represents the right to receive one share of Coach, Inc. common stock upon the satisfaction of terms and conditions set forth in this Agreement and the Plan. While the restrictions are in effect, the RSUs are not transferable by the Participant by means of sale, assignment, exchange, pledge, or otherwise.

2. Vesting. The RSUs will remain restricted and may not be sold or transferred by you until they have become vested pursuant to the terms of this Agreement. Subject to Section 4 below (a) 20% of the RSUs shall become vested on each of July 2, 2011 and June 30, 2012 and (b) the remaining 60% of the RSUs shall become vested on June 29, 2013. Each of July 2, 2011, June 30, 2012 and June 29, 2013 shall be referred to herein as a “Vesting Date.”

3. Distribution of the Award. As soon as reasonably practicable following each Vesting Date, the Human Resources Committee (the “Committee”) of the Company’s Board of Directors will release the portion of the Award that has become vested as of such Vesting Date. Applicable withholding taxes will be settled by withholding a number of shares of Coach, Inc. common stock with a market value equal to the amount of such taxes (as determined based on the minimum statutory withholding rates then in effect) or by remitting a cash payment to the Company in the amount necessary to satisfy applicable withholding obligations (or by a combination of the foregoing).

2      Number (rounded to the nearest whole number) equal to (a) $3.75 million divided by (b) the Fair Market Value (as defined in the Coach, Inc. 2004 Stock Incentive Plan) of a share of Common Stock on the Award Date.

4. Termination of Employment.

(a) Death or Disability. If you cease active employment with the Company because of your death or “Disability” (as defined in the Employment Agreement), any portion of the Award that has not become vested on or prior to the date of such termination shall thereupon be forfeited; provided, that in the alternative the Committee may, in its sole discretion, cause all or any portion of the Award to become vested effective as of the date of such termination.

(b) Termination without Cause or for Good Reason. Except as otherwise provided in Section 4(d) with respect to certain terminations of employment in connection with a Change in Control, if your employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or by you for “Good Reason” (as defined in the Employment Agreement), then any portion of the Award that has not become vested on or prior to the date of such termination shall continue to become vested as of the dates set forth in Section 2.

(c) Termination for Cause or without Good Reason. If your employment is terminated by the Company for Cause or by you without Good Reason (including without limitation by reason of your retirement), then any portion of the Award that has not become vested on or prior to the date of such termination shall thereupon be forfeited.

(d) Certain Terminations of Employment in connection with a Change in Control. Notwithstanding Section 4(b), if your employment is terminated by the Company without Cause or by you for Good Reason within six months prior to a “Change in Control” (as defined in the Employment Agreement) or during the 12 month period immediately following such Change in Control, then the Award shall become fully vested effective immediately prior to the date of such termination.

5. Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, the Award shall be subject to Section 11 of the Employment Agreement. Accordingly, if you (a) violate any of the covenants set forth in Section 9(a) or 9(b) of the Employment Agreement, or (b) materially violate any of the covenants set forth in Section 9(c), 9(e) or 9(f) of the Employment Agreement, then pursuant to Section 11 of the Employment Agreement (i) any portion of the Award that has not become vested prior to the date of such breach shall thereupon be forfeited and (ii) you shall be required to pay to the Company the amount of all “Retention R SU Gain” (as defined in the Employment Agreement). You shall also be required to pay to the Company the amount of all Retention RSU Gain upon the occurrence of those certain events described in Section 11(b) of the Employment Agreement.

6. Award Not Transferable. The Award will not be assignable or transferable by you, other than by a qualified domestic relations order or by will or by the laws of descent and distribution, and will be exercisable during your lifetime only by you (or your legal guardian or personal representative).

7. Transferability of Award Shares. The shares you will receive under the Award on or following the applicable Vesting Date generally are freely tradable in the United States. However, you may not offer, sell or otherwise dispose of any shares in a way which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other country) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any other state or federal law, or the laws of any other country. The Company reserves the right to place restrictions required by law on any shares of Coach, Inc. common stock received by you pursuant to the Award.

8. Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement and the Plan.

9. No Rights to Continued Employment. Nothing in this Agreement confers any right on you to continue in the employ of the Coach Companies or affects in any way the right of any of the Coach Companies to terminate your employment at any time with or without cause.

10. Miscellaneous.

(a) Amendment or Modifications. The grant of the Award is documented by the minutes of the Committee, which records are the final determinant of the number of shares granted and the conditions of this grant. The Committee may amend or modify the Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall directly or indirectly impair or otherwise adversely affect your rights under this Agreement without your prior written consent. Except as in accordance with the two immediately preceding sentences, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

(b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement shall be governed by the internal laws of the State of New York, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in New York, New York and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law. Notwithstanding the foregoing, any matter covered by, or dependent upon any interpretation under, the Employment Agreement shall be resolved pursuant to the arbitration provisions of Section 20 thereof.

(c) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns and heirs and legal representatives of the parties hereto whether so expressed or not.

(d) Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

11. Section 409A. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may adopt (without any obligation to do so or to indemnify you for failure to do so) such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (b) comply with the requirements of Section 409A. Notwithstanding anything herein to the contrary, if at the time of your termination of employment you are a “specified employee” as defined in Section 409A (and any related regulations or other pronouncements thereunder) and the deferral of any payments otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company shall defer such payments (without any reduction in such payments ultimately paid or provided to you) until the date that is six months following your termination of employment (or the earliest date as is permitted under Section 409A).

[signature page follows]

In witness whereof, the parties hereto have executed and delivered this agreement.

COACH, INC.

______________________________________________
Sarah Dunn
Senior Vice President, Human Resources

Date: August 5, 2008

I acknowledge that I have read and understand the terms and conditions of this Agreement and of the Plan and I agree to be bound thereto.

AWARD RECIPIENT:

______________________________________________
Michael Tucci

Employee ID#:_________________________________________

Date: August 5, 2008